As filed with the Securities and Exchange Commission on __________, 2010

File No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

FORMULA ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	6770	27-2320482
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 Broad Street, Suite 2624
New York, NY 10005
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
______________________________

Thomas J. Clarke, Jr., Chairman of the Board and Chief Executive Officer
Formula Acquisition Corp.
15 Broad Street, Suite 2624
New York, NY 10005
(203) 512-2161
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
_______________________________

Copies to:

Jay M. Kaplowitz, Esq. Arthur S. Marcus, Esq. Kristin J. Angelino, Esq. Gersten Savage LLP 600 Lexington Avenue, 9th floor New York, New York 10022 (212) 752-9700 (212) 980-5192 - Facsimile	[Underwriter’s counsel]

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant	1,875,000 Units	$8.00	$15,000,000	$1,069.50
Shares of Common Stock included as part of the Units	1,875,000 Shares	—	—	—	(2)
Warrants included as part of the Units	1,875,000 Warrants	—	—	—	(2)
Shares of Common Stock underlying the Warrants included in the Units(3)	1,875,000 Shares	$8.00	$15,000,000	$1,069.50
Total			$30,000,000	$2,139.00

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	No fee pursuant to Rule 457(g).
(3)
Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [___________], 2010

PROSPECTUS

$15,000,000
FORMULA ACQUISITION CORP.
1,875,000 units

Formula Acquisition Corp. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating Internet business. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on acquiring one or more operating Internet businesses in the fields of e-commerce, mobile internet, social networking, financial information and digital media, online banking and/or software development.  We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $8.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $8.00. Each warrant will become exercisable on the later of our completion of a business combination and

[______], 2011 [one year from the date of this prospectus], and will expire on

[______], 2014 [four years from the date of this prospectus], or earlier upon redemption.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the Over the Counter Bulletin Board.  Assuming that the units are quoted on the Over the Counter Bulletin Board, the units will be quoted under the symbol [_____] on or promptly after the date of this prospectus. Assuming that the units are quoted on the Over the Counter Bulletin Board, once the securities comprising the units begin separate trading, the common stock and warrants will be quoted on the Over the Counter Bulletin Board under the symbols [_____] and [_____], respectively. We cannot assure you that our securities will be quoted or will continue to be quoted on the Over the Counter Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page [12] of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Proceeds, Before Expenses, to Us
Per unit	$8.00	$8.00
Total	$15,000,000	$15,000,000

$12,750,000 of the net proceeds of this offering, or $6.80 per unit [85%] sold to the public in this offering, will be deposited into a trust account at [BANK], maintained by [TRANSFER AGENT], acting as trustee. These funds will not be released to us until the earlier of the completion of our initial business combination and our liquidation (which may not occur until [_______] 2012 [24 months from the date of this prospectus]).

We intend to offer the units for sale on a firm-commitment basis. We currently are in the process of retaining an underwriter.  In the event that we are able to retain an underwriter, the above table will be amended to reflect an amount for the discount and commissions to be given to the underwriter, a portion of which may be placed in escrow along with the proceeds of this offering.

[___________], 2010

FORMULA ACQUISITION CORP.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to Formula Acquisition Corp.;

•	references to “initial stockholders” or “existing stockholders” refer to all of our stockholders prior to this offering;

•	references to “initial shares” refer to the 468,750 shares of common stock that our initial stockholders originally purchased from us for $25,000 in March 2010; and

•
references to the term “public stockholders” refer to the holders of the shares of common stock that are being sold as part of the units in the public offering (whether they are purchased in the initial public offering or in the secondary market), including any of our existing stockholders to the extent that they purchase such shares.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

We are a blank check company organized under the laws of the State of Delaware on March 23, 2010.  We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating Internet business.  Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on acquiring one or more operating Internet businesses in the fields of e-commerce, mobile Internet, social networking, financial information and digital media, online banking and/or software development. To date, our efforts have been limited to organizational activities. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

We intend to look for Internet businesses that have one or several of the following characteristics:

•	Several years of revenue growth along with significant market share;
•	Opportunities for both organic and acquisition growth;
•	Companies that have a proprietary technology that has “built a moat” around their business, making it difficult for competitors to encroach upon it;
•	Proven and experienced management with a strong track record; and
•	Market leadership positions within their sector.

Despite the ups and downs of the stock market, the growth of the Internet in terms of both users and data has never experienced a down year1 and management believes that the growth will be robust for years to come.

Our management team has experience and contacts in the fields of e-commerce, mobile Internet, social networking, financial information and digital media, online banking and/or software development. We have either founded, managed or invested in companies in each of these sectors and therefore we believe that we are well-positioned to identify and consummate a business combination with an Internet company in one of these sectors, particularly in the area of financial information and digital media as well as social networking.

Thomas J. Clarke, Jr., our Chairman of the Board, Chief Executive Officer and President, has been directly involved in over 15 acquisitions, joint ventures and transactions involving companies he has owned or managed. From 1999 to 2009, he was the CEO of a publicly traded financial information and digital media company, TheStreet.com (NASDAQ: TSCM). While at TheStreet.com, Mr. Clarke acquired and integrated various sites in the online banking sector (including bankingmyway.com and geezeo.com) into TheStreet.com’s website.  During his tenure at TheStreet.com, the company went from a $50 million net loss to a profit, with over $70 million in e-commerce sales, over $80 million in cash assets and zero debt. In the course of Mr. Clarke’s 30 year career, most of the companies Mr. Clarke has managed (including a number of Internet companies) have been in the financial information and digital media sector, allowing Mr. Clarke to develop a network of relationships in this sector spanning the venture capital and entrepreneur communities.  See the section titled “Management – Directors and Executive Officers” for a further description of Mr. Clarke’s background and experience.

1www.internetworldstats.com – January 2008

James Altucher, our Chief Operating Officer, has been the founder and chief executive of several Internet companies, including Stockpickr.com, a social networking site in the financial information and digital media space.  Mr. Altucher is a well-known entrepreneur and author of four books on investing as well as a columnist for Dow Jones Newswires, AOL, and several other venues.  Mr. Altucher has consummated numerous M&A transactions, and has been involved in venture capital investments which he has helped source, structure, and consummate. Over the past 20 years, he has developed a wide network of relationships in the Internet space, particularly in the area of social networking as well as financial information and digital media.  He co-founded Stockpickr.com with Mr. Kelly, which was sold to TheStreet.com in 2007.  He is also one of the founders of Vaultus Mobile Technologies, Inc., which provides software solutions to companies to improve mobile workers’ productivity. He is a board member of bitly.com, a website that shortens URLs for use on Twitter and other social media sites, and he is an advisor to Stocktwits.com, a website which serves as a tool for aggregating financial information and digital media on Twitter.  Mr. Altucher is also an investor in BuddyMedia.com, a software-as-a-service platform for companies that wish to develop a presence on Facebook, and Ticketfly, Inc., an online ticketing company which combines ticketing services with social media applications.  See the section titled “Management-Directors and Executive Officers” for a further description of Mr. Altucher’s background and experience.

Dan Kelly, our Chief Financial Officer, is a former analyst at Credit Suisse First Boston where he worked in the leveraged finance group.  Mr. Kelly also served as a principal at (212) Ventures, a technology and internet fund founded by Mr. Altucher, focusing primarily on wireless services and infrastructure software investments.  In his banking and private equity career, Mr. Kelly worked on over $6 billion worth of leveraged buyouts, M&A and equity transactions, including Bresnan Communications, Vaultus, Ajax Magnathermic, 4thpass, Big 5 Sporting Goods and H&E Equipment Services.  He has sourced and evaluated business plans for early-stage venture capital investments as well as financing scenarios for mature private equity investments.  Additionally, Mr. Kelly has worked with both early-stage and mature companies to develop strategic direction, implement financial controls, evaluate acquisition opportunities and explore additional financing opportunities to help capitalize on growth opportunities.  Mr. Kelly co-founded Stockpickr.com with Mr. Altucher.  Stockpickr.com was sold to TheStreet.com in 2007.  Mr. Kelly currently has investments in several internet and technology companies including bitly.com, a website that shortens URLs for use on Twitter and other social media sites; Ticketfly, Inc., an online ticketing company which combines ticketing services with social media applications; Stocktwits.com, a website which serves as a tool for aggregating financial information and digital media on Twitter; and BuddyMedia.com, a software-as-a-service platform for companies that wish to develop a presence on Facebook. See the section titled “Management-Directors and Executive Officers” for a further description of Mr. Kelly’s background and experience.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will have until [_______], 2012 [24 months from the date of this prospectus] to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease by operation of corporate law (except for the purposes of winding up our affairs and liquidating). Our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds then held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies into a single operating business.

The target business that we acquire may have a fair market value substantially in excess of 80% of our net assets. In order to consummate such a business combination, we may issue a significant amount of debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our stockholders could end up owning a minority of the combined company, as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

Our principal executive offices are located at 15 Broad Street, Suite 2624, New York, NY 10005, and our telephone number is 203-512-2161.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. In addition, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page [12] of this prospectus.

Securities offered:	1,875,000 units, at $8.00 per unit, each unit consisting of:

•one share of common stock; and

•one warrant.

Trading commencement and separation of common stock and warrants:

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless [UNDERWRITER] determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will [UNDERWRITER] allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file our first Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if [UNDERWRITER] has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Securities being purchased by insiders:	Prior to the date of this prospectus, our initial stockholders purchased an aggregate of 468,750 shares of common stock for $25,000.

Common Stock:
Number outstanding before this offering	468,750 shares

Number to be outstanding after this offering	2, 343,750 shares

Warrants:
Number outstanding before this offering:	0

Number to be outstanding after this offering:	1,875,000 warrants

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$8.00

Exercise period:	The warrants will become exercisable on the later of:

• the completion of a business combination with a target business; and

• [__________], 2011 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [__________], 2014 [four years from the date of this prospectus] or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants:

• in whole and not in part;

•  at a price of $.01 per warrant at any time while the warrants are exercisable (which will occur only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current);

• upon a minimum of 30 days’ prior written notice of redemption; and

•  if, and only if, the last sales price of our common stock equals or exceeds $15.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $15.50 trigger price as well as the $8.00 warrant exercise price after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price that is intended to provide warrant holders with a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

Proposed Over the Counter Bulletin Board symbols for our:

Units	[___].U

Common Stock	[___]

Warrants	[___].WS

Offering proceeds to be held in trust:
$12,750,000 of the net proceeds of this offering ($6.80 per unit [85%] sold to the public in this offering) will be placed in a trust account at [BANK], maintained by [TRANSFER AGENT], acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any deferred expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $[______] to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $2,250,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments and benefits to insiders:
There will be no fees or other payments of any kind, whether in cash or our securities, paid to our existing stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate the consummation of a business combination (regardless of the type of transaction that it is) other than:

• payment of [$7,500] per month to [__________] for office space and related services; and

• reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us to such individuals incurred in connection with their activities on our behalf. Furthermore, the holders of our initial shares will be entitled to registration rights requiring us to register the resale of their securities commencing after we consummate our initial business combination.

Amended and Restated Certificate of Incorporation:
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until [____________], 2012 [24 months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Our counsel has advised us, although we have not requested a formal opinion from them, that, based on their analysis of the Delaware General Corporation Law and relevant case law, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Asking our counsel to research this issue is the only step we have taken to support this belief. In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate existence. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate existence by [___________], 2012 [24 months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to exist for a longer period of time except in connection with the consummation of a business combination.

Stockholders must approve business combination:
Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination (provided that a quorum is in attendance at the meeting, in person or by proxy) and (ii) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning approximately 29.99% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward. If a significant number of stockholders vote, or indicate their intention to vote, against a proposed business combination, our founders, officers, directors or their affiliates could seek to purchase units or shares of common stock in the open market or in private transactions in order to influence the vote. However, they have no present intention to do so, and as a result, have not taken any steps or contemplated any other methods that would be utilized in order to influence a vote on a proposed acquisition transaction.

Conversion rights for stockholders voting to reject a business combination:
Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (initially $6.80 per share), plus any interest earned on their portion of the trust account but less any interest that has been released to us as described above to fund our working capital requirements and pay any of our tax obligations, if the business combination is approved and completed.  In order to exercise this right, the public stockholders must make an affirmative election. Voting against a business combination does not automatically trigger the conversion right. Public stockholders who convert their shares of stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.  Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting.

In order for a business combination to be approved, a majority of the shares of common stock voted by the public stockholders would need to vote in favor of the combination and our existing shareholders, as described above, would be required to vote their shares in accordance with the vote of the majority to approve the business combination. Accordingly, since they did not vote against the business combination, our existing stockholders would not be entitled to exercise conversion rights with respect to stock they own, whether included in their initial shares or purchased by them in this offering or in the aftermarket.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with an alternate target until [_________], 2012 [24 months from the date of this prospectus]. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.

Liquidation if no business combination:
As described above, if we have not consummated a business combination by [______], 2012 [24 months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.

We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $6.80, plus interest then held in the trust account for the following reasons:

•  Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•  We will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, we have not received any such waivers yet and there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur by [_________], 2012 [10 business days from the date our corporate existence ceases]. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account.

Escrow of initial shares:
On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place their initial shares into an escrow account maintained by [TRANSFER AGENT] acting as escrow agent. Subject to certain limited exceptions (such as (i) transfers to an entity’s members upon its liquidation, (ii) transfers to relatives and trusts for estate planning purposes or (iii) transfers by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable during the escrow period and will not be released from escrow until the earlier of:

• one year after the consummation of a business combination;

• the last sales price of our common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing after the consummation of our business combination; or

•  we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Right of first review:
In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

Determination of offering size:
We agreed to an offering size of $15 million based on the previous transactional experience of our principals. We also considered the size of the offering to be an amount we believe will be successfully received given market conditions, our proposed industry focus and the size of initial public offerings of other similarly structured blank check companies.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	[__], 2010
	Actual	As Adjusted(1)
Balance Sheet Data:

Working capital	$25,000	$	[____]
Total assets	25,000		[____]
Total liabilities	[____]		[____]
Value of common stock which may be converted to cash	[____]		[____]
Stockholders’ equity	25,000		[____]

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” working capital includes $12,750,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account, and all accrued interest earned thereon less (i) up to $[____] that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 29.99% of the 1,875,000 shares sold in this offering, or 562,313 shares of common stock, at an initial per-share conversion price of $6.80 (for a total of approximately $3,823,728), without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•
the amount in the trust account, including all accrued interest (net of taxes payable) after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock underlying the units sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Associated With Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any operating revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $6.80 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution may be less than $6.80 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in a letter of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right of exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

We may proceed with a business combination even if public stockholders owning approximately 29.99% of the shares sold in this offering exercise their conversion rights.

We may proceed with a business combination as long as public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights. Accordingly, approximately 29.99% of the public stockholders may exercise their conversion rights and we could still consummate a proposed business combination. Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Because the SEC has taken the position that we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination than we would if we were subject to such rule.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $6.80 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims that could take priority over those of our public stockholders.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $6.80 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.

If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24 month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after [_____], 2012 [24 months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in [list states]. If you are not an “institutional investor,” you must be a resident of these jurisdictions in order to purchase our securities in the offering. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in these states and in a limited number of other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section below entitled “Underwriting — State Blue Sky Information” below. Even if you are an institutional investor, you may purchase our securities in this offering only if you are located in a jurisdiction permitting sales of the units to institutional investors. You should consult with your own financial and legal advisors to determine if you are eligible to participate in this offering.

Since we have not currently selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the operations of that business.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the operations of that business. To the extent we complete a business combination with a financially unstable company or an entity in its early stages of development or growth and/or an entity subject to unknown or unmanageable liabilities, we may be affected by numerous risks inherent in the business operations of those entities. We would consider a company to be financially unstable if, for example, a substantial portion of its cash flow is dedicated to its debt service obligations or its expected capital expenditure requirements exceeds the ability of the target business to fund them. In addition, we would consider a business to be in its early stages of development or growth if it is newly formed and is in the process of developing its initial technologies, processes, services, or products. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity is available, in a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation offering authorizes the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering [(assuming no exercise of the over-allotment option)], there will be 95,781,250 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate a portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

Our officers and directors are now, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers or directors has been or currently is a principal of, or affiliated with, a blank check company. However, our officers and directors are now, and may in the future become, affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. For a complete description of our officers’ and directors’ current affiliations, see the section titled “Management — Conflicts of Interest.” Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

All of our officers and directors own shares of our common stock issued prior to the offering and some of them will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering. Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, and any warrants purchased by our officers or directors in this offering or in the aftermarket, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were listed on a national exchange.

We expect our securities to be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market or a national exchange. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business that may have a limited number of products or services.

Our business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

We may proceed with a business combination even if public stockholders owning approximately 29.99% of the shares sold in this offering exercise their conversion rights. This may not allow us to consummate the most attractive business combination to us.

We may proceed with a business combination as long as public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights. Accordingly, approximately 29.99% of the public stockholders may exercise their conversion rights and we could still consummate a proposed business combination.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

Because only [________] of the [______] blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our initial stockholders, officers, directors or their affiliates has indicated any intention to purchase additional units or shares of common stock from persons in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our initial stockholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. These individuals have not taken any steps or contemplated any other methods that would be utilized in order to influence a vote on a proposed acquisition transaction.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.05 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately[____]% or $[______] per share (the difference between the pro forma net tangible book value per share of $[______], and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 1,875,000 shares of common stock as part of the units offered by this prospectus. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights with respect to their initial shares, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Assuming the underwriters do not exercise the over-allotment option, if such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 468,750 shares of common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire or that the price we are paying for the business is fair to our stockholders from a financial point of view.
We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of our net assets unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our stockholders from a financial point of view unless the target is affiliated with our officers, directors, special advisors, if any, existing shareholders or their affiliates. If no opinions are obtained, our stockholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust fund, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between the [UNDERWRITER] and us. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations;

•	challenges in collecting accounts receivable;

•	cultural and language differences; and

•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•
officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete an initial business combination;
•	pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for stock;
•	our public securities’ potential liquidity and trading;
•
quoting or delisting of our securities from the Over the Counter Bulletin Board or the ability to have our securities quoted on the Over the Counter Bulletin Board following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering (all of which will be deposited into the trust fund), will be as set forth in the following table:

	Without Over-Allotment Option			[Over-Allotment Option Exercised]
Gross proceeds
From offering		$15,000,000		$	[____]
Total gross proceeds		$15,000,000		$	[____]
Offering expenses
[Underwriting discount]		[____]			[____]
Legal fees and expenses [(including blue sky fees and expenses)]		[125,000	]		[____]
Miscellaneous expenses		[____]			[____]
Printing and engraving expenses		[____]			[____]
Accounting fees and expenses		[____]			[____]
SEC registration fee		[____]			[____]
FINRA filing fee		[____]			[____]
		[____]			[____]
Net proceeds before payment of deferred underwriting fees
Held in trust		12,750,000			[____]
Not held in trust		2,250,000			2,250,000
Total net proceeds	$	[____		$	[____]
Use of net proceeds not held in trust
Legal, accounting and other third-party expenses attendant to the due diligence investigation, structuring and negotiation of a business combination	$	[____]			([____]	)%
Due diligence of prospective target businesses by our officers, directors or existing stockholders		[____]			([____]	)%
Legal and accounting fees relating to SEC reporting obligations		[____]			([____]	)%
Payment of administrative fee to [____] ([$7,500] per month for 24 months)		[180,000	]		([____]	)%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation expenses, transfer agent, warrant agent, escrow and trustee fees, and reserves		[____]			([____]	)%
Total	$	[____]			(100.0)%

$12,750,000, or [$[____] if the over-allotment option is exercised in full], of the net proceeds of this offering [before payment of deferred underwriting fees], will be placed in a trust account at [BANK], maintained by [TRANSFER AGENT], as trustee. [This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.] The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. [Except with respect to interest income that may be released to us of (i) up to $[____] to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii)] any additional amounts we may need to pay our income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to [____], an affiliate of [____] of a monthly fee of [$7,500] is for general and administrative services including office space, utilities and secretarial support. Our management believes, based on our review of rents and fees for similar services in the New York metropolitan area, that the fee charged by [____] is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the [$7,500] per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors or existing stockholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for a business combination will be approximately $[____].  [In addition, interest earned on the funds held in the trust account, up to $[____], may be released to us to fund our working capital requirements.] These funds will be used by us for director and officer liability insurance premiums, due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business or to use as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right of exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees that we had incurred prior to the completion of our business combination if the funds available to us outside of the trust fund were insufficient to cover such expenses.

To the extent we are unable to consummate our initial business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, so as to provide investors with a presentation of the worst dilution that could result from the offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At [_________], 2010, our net tangible book value was a deficiency of $[_____], or approximately $([_____]) per share of common stock. After giving effect to the sale of 1,875,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at [_____], 2010 would have been $[_____]or $[_____] per share, representing an immediate increase in net tangible book value of $[_____]per share to the existing stockholders and an immediate dilution of $[_____] per share or [_____]% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $[_____] less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account [(a portion of which is made up of $[_____]in deferred underwriting discounts and commissions)] as of two business days prior to the consummation of the proposed business combination, inclusive of any interest (net of taxes payable), divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price					$10.00
Net tangible book value before this offering		([__]	)
Increase attributable to new investors and private sales	$	[___]
Pro forma net tangible book value after this offering				$	[___]
Dilution to new investors				$	[___]

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration			Average Price Per Share
	Number	Percentage	Amount		Percentage
Existing stockholders	468,750	20.0%	$	[25,000]	0.17%	$0.05
New investors	1,875,000	80.0%		$15,000,000	99.83%	$8.00
	2,343,750	100.0%		$15,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:

Net tangible book value (deficit) before this offering	$	([_____]	)
Proceeds from this offering including subtraction of deferred costs		[_____]
Offering costs excluded from net tangible book value before this offering		[_____]
Less: Proceeds held in trust subject to conversion to cash ($15,000,000 x 29.99%)		([_____]	)
	$	[_____]
Denominator:

Shares of common stock outstanding prior to this offering		468,750
Shares of common stock included in the units offered		1,875,000
Less: Shares subject to conversion		([_____]	)
[_____]

CAPITALIZATION

The following table sets forth our capitalization at [_________] and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of such securities:

[_______], 2010
	Actual			As Adjusted
Note payable to affiliate	$	[_____]			$—
Total debt	$	[_____]			$—
Common stock, $.0001 par value, -0- and 562,313 shares which are subject to possible conversion, shares at conversion value		—		$	[_____]
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized, none issued or outstanding, as adjusted		—			—
Common stock, $.0001 par value, 100,000,000 shares authorized; [_____] shares issued and outstanding, actual; [_____]  shares issued and outstanding (excluding 562,313 shares subject to possible conversion), as adjusted
		[_____]			[_____]
Additional paid-in capital		[_____]			[_____]
Deficit accumulated during the development stage		([_____]	)		([_____]	)
Total stockholders’ equity	$	[_____]		$	[_____]
Total capitalization	$	[_____]		$	[_____]

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account [(a portion of which is made up of $[_____] in deferred underwriting discounts and commissions)], inclusive of any interest thereon (net of taxes payable and net of any interest not previously released to us for working capital requirements), as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on March 23, 2010 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. [Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.]

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $[_____] and underwriting discounts of approximately $[_____], [or $[_____] if the over-allotment option is exercised in full], will be approximately $[_____], [or approximately $[_____]if the over-allotment option is exercised in full]. [However, the underwriters have agreed that ___% of the underwriting discounts and commissions will not be payable unless and until we consummate a business combination. Accordingly, $[_____], or $[_____] if the over-allotment option is exercised in full, of the net proceeds of this offering will be held in trust. ]  We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account [(excluding deferred underwriting discounts and commissions)], to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees that we had incurred prior to the completion of our business combination if the funds available to us outside of the trust fund were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $[_____]of net proceeds not held in the trust account plus the up to $[_____]of interest earned on the trust account balance that may be released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination.
We anticipate that we will incur approximately:

•	$[_____]of expenses for legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•	$[_____]of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	$[_____]of expenses for the due diligence and investigation of a target business by our officers, directors and existing stockholders;

•	$180,000 for the administrative fee payable to [_____] ($7,500 per month for 24 months); and

•
$[_____] for general working capital that will be used for miscellaneous expenses, liquidation expenses, transfer agent, warrant agent, escrow and trustee fees and reserves, including approximately $[_____] for director and officer liability insurance premiums.

We are obligated, commencing on the date of this prospectus, to pay to [_____], an affiliate of [_____], a monthly fee of $[7,500] for general and administrative services.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company incorporated on March 23, 2010 in order to serve as a vehicle for effecting a merger, capital stock exchange, asset acquisition or other similar business combination of an operating Internet business. Our efforts to identify a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring one or more operating Internet businesses in the fields of e-commerce, mobile Internet, social networking, financial information and digital media, online banking and/or software development.

To date, our efforts have been limited to organizational activities.  Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Industry Trends

As the chart below illustrates, despite the ups and downs of the stock market, the growth of the Internet in terms of both users and data has never experienced a down year2 and we expect that the growth will be steady for years to come.  The Internet has transformed many areas of our lives - computing, the way we conduct commerce, the way we communicate, the way we market our brands, the way we watch TV, the way we read our news – and it is still evolving.  The recent announcement by Cisco Systems, Inc. of a new router that can increase the speed of the Internet more than twelve times3 is a harbinger of the continual innovation that we believe may occur over the next five years as more and more companies develop products and services to take advantage of that increased bandwidth.

2www.internetworldstats.com – January 2008
3www.cnnmoney.com: “Cisco Unveils Ultra-Fast Internet Technology,”  March 10, 2010

Internet Users in the World
Growth 1995 - 2010

Millions of Users
1800
1700
1600
1500
1400
1300
1200
1100
1000
900
800
700
600
500
400
300
200
100
0
16
36
70
147
248
361
513
587
719
817
1018
1093
1262
1400
1530
1650
'95
'96
'97
'98
'99
'00
'01
'02
'03
'04
'05
'06
'07
'08
'09
'10
Year

Source: www.internetworldstats.com - January, 2008

Copyright © 2008, Miniwatts Marketing Group

Management believes that, because of the volatility of the US stock market over the past five years, many venture capitalists and entrepreneurs involved in Internet businesses have chosen to remain private rather than go public.  Their rationale is that they are increasing their earnings by a steady 40-100% a year or more and hence their private valuations are growing by multiples of this amount. There is a widespread belief by venture capitalists that they should not forsake this steady growth for the daily whims of the investors and traders who would be trading their publicly traded stock.  Additionally, they do not want to go through the distractions of a public IPO, which could involve up to six months of road show meetings with analysts and bankers as well as legal fees and other distractions from their core business. As a result, management believes that this is the reason there have been no IPOs in the Internet space in the past two years.

However, management also believes, based on our experience and our conversations with our contacts in the industry, that there are several reasons why Internet companies will soon find it more desirable or necessary to go public.  One reason is because many of these private companies have increased their number of shareholders as they’ve issued options and held later-stage rounds of financing (rather than raising financing from the public markets). Therefore, we believe that there are potentially dozens of very profitable companies that will be required to enter the public markets, pursuant to SEC regulations, since they will have exceeded the number of shareholders allowed for a private company with their level of revenues. Also, many venture capital firms are at the tail ends of their terms with their investors, requiring them to liquidate or distribute their investments. Rather than do this, they will need to either sell their companies (perhaps earlier than they’d like) or bring their companies into the public markets to maximize their value. Because of the recent dearth of shares of new Internet companies, management feels that there could be an enormous increase in demand for those shares.

Competitive Strengths

We believe that the background, operating histories and experience of our management team have equipped us not only to provide access to a broad spectrum of investment opportunities but also to improve upon the operational and financial performance of our target business. Our management team has experience in the fields of e-commerce, mobile Internet, social networking, financial information and digital media, online banking and/or software development. We have either founded, managed or invested in companies in each of these sectors and we believe that we are well-positioned to identify and consummate a business combination with an Internet company in one of these sectors, particularly in the area of financial information/digital media and social networking.  However, no guarantee can be given that our management will be able to achieve results that are similar to the prior results described below, and investors should not place undue reliance upon past performance as indications of future performance.

Thomas J. Clarke, Jr., our Chairman of the Board, Chief Executive Officer and President has been directly involved in over 15 acquisitions, joint ventures and transactions involving companies he has owned or managed. From 1999 to 2009, he was the CEO of a publicly traded financial information and digital media company, TheStreet.com (NASDAQ: TSCM). While at TheStreet.com, Mr. Clarke acquired and integrated various sites in the online banking sector (including bankingmyway.com and geezeo.com) into TheStreet.com’s website.  During his tenure at TheStreet.com, the company went from a $50 million net loss to a profit, with over $70 million in e-commerce sales, over $80 million in cash assets and zero debt. In the course of Mr. Clarke’s 30 year career, most of the companies Mr. Clarke has managed (including a number of Internet companies) have been in the financial information and digital media sector, allowing Mr. Clarke to develop a network of relationships in this sector spanning the venture capital and entrepreneur communities.  See the section titled “Management – Directors and Executive Officers” for a further description of Mr. Clarke’s background and experience.

James Altucher, our Chief Operating Officer, has been the founder and chief executive of several Internet companies, including Stockpickr.com, a social networking site in the financial information and digital media space.  Mr. Altucher is a well-known entrepreneur and author of four books on investing as well as a columnist for Dow Jones Newswires, AOL, and several other venues.  Mr. Altucher has consummated numerous M&A transactions, and has been involved in venture capital investments which he has helped source, structure, and consummate. Over the past 20 years, he has developed a wide network of relationships in the Internet space, particularly in the area of social networking and financial information and digital media.  He co-founded Stockpickr.com with Mr. Kelly, which was sold to TheStreet.com in 2007.  He is also one of the founders of Vaultus Mobile Technologies, Inc., which provides software solutions to companies to improve mobile workers’ productivity. He is a board member of bitly.com, a website that shortens URLs for use on Twitter and other social media sites, and he is an advisor to Stocktwits.com, a website which serves as a tool for aggregating financial information and digital media on Twitter.  Mr. Altucher is also an investor in BuddyMedia.com, a software-as-a-service platform for companies that wish to develop a presence on Facebook, and Ticketfly, Inc., an online ticketing company which combines ticketing services with social media applications.  See the section titled “Management-Directors and Executive Officers” for a further description of Mr. Altucher’s background and experience.

Dan Kelly, our Chief Financial Officer, is a former analyst at Credit Suisse First Boston where he worked in the leveraged finance group.  Mr. Kelly also served as a principal at (212) Ventures, a technology and internet fund founded by Mr. Altucher, focusing primarily on wireless services and infrastructure software investments.  In his banking and private equity career, Mr. Kelly worked on over $6 billion worth of leveraged buyouts, M&A and equity transactions, including Bresnan Communications, Vaultus, Ajax Magnathermic, 4thpass, Big 5 Sporting Goods and H&E Equipment Services.  He has sourced and evaluated business plans for early-stage venture capital investments as well as financing scenarios for mature private equity investments.  Additionally, Mr. Kelly has worked with both early-stage and mature companies to develop strategic direction, implement financial controls, evaluate acquisition opportunities and explore additional financing opportunities to help capitalize on growth opportunities.  Mr. Kelly co-founded Stockpickr.com with Mr. Altucher.  Stockpickr.com was sold to TheStreet.com in 2007.  Mr. Kelly currently has investments in several internet and technology companies including bitly.com, a website that shortens URLs for use on Twitter and other social media sites; Ticketfly, Inc., an online ticketing company which combines ticketing services with social media applications; Stocktwits.com, a website which serves as a tool for aggregating financial information and digital media on Twitter; and BuddyMedia.com, a software-as-a-service platform for companies that wish to develop a presence on Facebook. See the section titled “Management-Directors and Executive Officers” for a further description of Mr. Kelly’s background and experience.

The three principals are active on a daily basis in the industry, through their current businesses, relationships, and investments.  Through their wide network of investment professionals, entrepreneurs, bankers, analysts, and venture capitalists, the principals believe that they will be able to identify the most promising candidates for a business combination among the up and coming Internet companies, particularly in the financial information and digital media and social networking sectors.  Based upon the foregoing, we believe that as a well-financed public entity possessing a broad investment, acquisition, and operating expertise, we are well qualified to identify target businesses and complete a business combination.

Determinate Factors for Acquisition Opportunities

We have identified the following guidelines that we believe are important in evaluating prospective target businesses.

•	Several years of revenue growth along with significant market share;
•	Opportunities for both organic and acquisition growth;
•	Companies that have a proprietary technology that has “built a moat” around their business, making it difficult for competitors to encroach upon it;
•	Proven and experienced management with a strong track record; and
•	Market leadership positions within their sector.

We will use these guidelines in evaluating business combination opportunities. However, we may decide to enter into a business combination with a target business or businesses that do not meet all of these guidelines.  In addition, we are not restricted from consummating a business combination that does not have these characteristics if we believe it is in our stockholders’ best interests.

Effecting a Business Combination

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We have not identified a target business

To date, we have not selected any target businesses. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate.  Subject to the requirement that our initial business combination must be with one or more operating businesses that, collectively, have a fair market value of at least 80% of our net assets at the time of the acquisition, we will have limited, if any, restrictions on our ability to identify and select prospective acquisition candidates. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target businesses with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by us or a target business prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a target business and structuring of a business combination

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position
•	regulatory or technical barriers to entry;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	potential for compliance with GAAP, SEC regulations, Sarbanes-Oxley requirements and capital requirements;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to the target businesses, their stockholders, as well as our own stockholders and us. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax or foreign tax authority will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction, even if the proposed transaction involves a target business that is affiliated with our existing stockholders, officers, directors or their affiliates, because investors will still have the benefit of reading a copy of the opinion and all the supporting facts surrounding the conclusion set forth in the opinion. Accordingly, whether the independent investment banking firm allows stockholders to rely on their opinion will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Possible lack of business diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities that may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•
subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel, will remain in a senior management or advisory position with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate existence to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate existence.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of the shares of common stock owned by them in the same manner as the majority of the shares of common stock voted by the public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), net of working capital up to $[______] and taxes payable (calculated as of the record date for determination of stockholders entitled to vote on a proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be $6.80.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require stockholders to deliver their certificate prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate to us for conversion at the conversion price. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 per transaction and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. However, if a proposed business combination is ultimately rejected and we are unable to complete another business combination, such fee would have been incurred unnecessarily.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with an alternate target until [__________], 2012 [24 months from the date of this prospectus]. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public stockholders owning 30% or more of the shares sold in this offering both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning up to approximately 29.99% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until [__________], 2012 [24 months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence by [_________], 2012 [24 months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to exist for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by [_________], 2012 [24 months from the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $6.80. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders.  Accordingly, the actual per-share liquidation price could be less than $6.80, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $6.80 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after [__], 2012 [24 months from the date of this prospectus] and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $6.80 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after [__________], 2012 [24 months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;
•
our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 15 Broad Street, Suite 2624, New York, New York 10005.  The cost for this space is included in the [$7,500] per-month fee [__________] will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and [_________]. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by [___________] is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business.  We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

On or about the date on which the SEC declares effective the registration statement, we will register our units, common stock and warrants under the Securities Exchange Act of 1934, and thereafter will have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing a business combination. Our management believes that the requirement of having available audited financial statements for the target businesses will not materially limit the pool of potential target businesses available for acquisition.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters that we select will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$12,750,000 of the net offering proceeds will be deposited into a trust account at [BANK], maintained by [TRANSFER AGENT], acting as trustee.
$[______]of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
The $12,750,000 of net offering proceeds held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.
Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless [UNDERWRITER] informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if [UNDERWRITER] has allowed separate trading of the common stock and warrants prior to the 90 th day after the date of this prospectus.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45 th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline
Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.
If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Interest earned on the funds in the trust account
There can be released to us, from time to time, interest earned on the funds in the trust account of up to an aggregate of $[________] to fund expenses related to investigating and selecting a target business and our other working capital requirements, as well as any amounts that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds
Except for (i) up to $[______] we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Thomas J. Clarke, Jr.	53	Chairman, Chief Executive Officer, President and Director

James Altucher	42	Chief Operating Officer and Director
Daniel Kelly	35	Chief Financial Officer and Director

Thomas J. Clarke, Jr. has served as our Chairman, Chief Executive Officer, President and a member of our Board of Directors since our inception.  Mr. Clarke is a senior financial information and digital media executive with experience in both U.S. and international markets.  From October 1999 to March 2009, Mr. Clarke was the CEO of TheStreet.com, Inc. (NasdaqGM: TSCM).  He also served as Chairman of TheStreet.com from 2000 to 2007.  From 1998 to 1999, Mr. Clarke served as President of Thomson Financial Investor Relations.  From 1984 to 1998, he held various executive positions at Technimetrics, Inc. a global information company.  Mr. Clarke was the principal who oversaw the 1998 sale of Technimetrics from Knight-Ridder, Inc. to The Thomson Corporation.  Mr. Clarke currently serves on the boards of LiveDeal, Inc. (NasdaqCM: LIVE), a provider of Internet directory, classified and audience acquisition services to small businesses, a position he has held since November 2007, and Standing Stone, Inc., developers of disease state management solutions, a position he has held since 1999.  In addition, he serves as a business information advisor to Plum Holdings L.P., an institutional venture capital firm specializing in early stage investments in media companies.  Mr. Clarke also is a mentor to students at Columbia University involved in the Executive Masters Program focusing on technology.  Mr. Clarke has an MBA from Hofstra University and a BS from St. Johns University.

James Altucher has served as our Chief Operating Officer and a member of our Board of Directors since our inception. Since November 2004, Mr. Altucher has been a managing director at Formula Capital, an alternative asset management firm.  In July 2001, he co-founded Stockpickr.com, a social networking site for investors, which was sold to TheStreet.com, Inc., a financial information and digital media company, in April 2007.  From April 2007 until April 2009, Mr. Altucher was a Vice President of TheStreet.com.  He was also the founder of a web services firm, Reset, Inc., which he sold in 1998, at which time he became a partner at (212) Ventures, Inc., a New York-based venture capital firm funded by Investcorp. Mr. Altucher also has served as Director, Chairman and President of Beauty Brands Group, Inc. (OTCBB: “BBGR”) since May 2007.

Mr. Altucher has written four books on investing: Trade Like a Hedge Fund: 20 Successful Uncorrelated Strategies & Techniques to Winning Profits (2004), Trade Like Warren Buffett (2005), SuperCa$h: The New Hedge Fund Capitalism (2006), and The Forever Portfolio: How to Pick Stocks that You Can Hold for the Long Run (2008) and is currently at work on a fifth book, tentatively titled 25 Ways the World Could Be Destroyed and How to Profit from It.  He currently writes for The Wall Street Journal and AOL Finance.  He has written over 200 columns for The Financial Times and also has written articles for TheStreet.com, Forbes, Yahoo Finance, and Fidelity.com.  Mr. Altucher regularly appears on CNBC, Fox News, Fox Business, and CNN Radio, and is also in his spare time a US-ranked chess master.  Mr. Altucher graduated from Cornell University with a B.A. in Computer Science and pursued graduate work in computer science at Carnegie Mellon University.

Daniel Kelly has served as our Chief Financial Officer and a member of our Board of Directors since our inception.  Since November 2004, Mr. Kelly has been a managing director at Formula Capital, an alternative asset management firm.  In July 2001, Mr. Kelly co-founded Stockpickr.com, a social networking site for investors, which was sold to TheStreet.com, Inc., an Internet media company, in April 2007.  From April 2007 until April 2009, Mr. Kelly was a Vice President of TheStreet.com.  Previously, Mr. Kelly was a Principal with (212) Ventures, Inc., a New York-based venture capital firm funded by Investcorp, where he focused primarily on wireless services and infrastructure software investments.  Prior to (212) Ventures, Mr. Kelly was an Associate with Bruckmann, Rosser, Sherrill & Co., L.L.C., $1.2 billion private equity firm specializing in management buyouts and recapitalizations of high-quality, middle-market companies. Mr. Kelly began his career as an Analyst with Credit Suisse First Boston in its Leveraged Finance Group, where he primarily focused on analyzing and executing various financing alternatives including debt, equity and hybrid securities for leveraged buyouts, equity offerings and principal investments across several industries. Mr. Kelly has served as Director and Chief Financial Officer of Beauty Brands Group, Inc. (OTCBB: “BBGR”) since May 2007.  Mr. Kelly graduated magna cum laude from Georgetown University with a B.S. in Finance.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•
None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•
Our officers and directors are now, and may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•
The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and our officers and directors may own warrants, which will expire worthless if a business combination is not consummated. Additionally, our directors will not receive liquidation distributions with respect to any of their initial shares. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•
Our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. [In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial shares. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.]

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our existing stockholders, officers or directors. Furthermore, in no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 30, 2010 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals or entities listed below purchase units offered by this prospectus), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering		After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
James Altucher	156,250	33.33%	156,250	6.66%
Daniel Kelly	156,250	33.33%	156,250	6.66%
Thomas J. Clarke, Jr.	156,250	33.33%	156,250	6.66%

All directors and executive officers as a group (three individuals)	468,750	100%	468,750	20%

(1)	Unless otherwise indicated, the business address of each of the individuals is 15 Broad Street, Suite 2624, New York, New York 10005.

Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our existing stockholders, officers and directors has indicated to us any intent to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than the approval of a business combination.

[If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of [______] shares of common stock. Our initial stockholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.]

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with [ESCROW AGENT], as escrow agent, until the earliest of:

•	one year after our consummation of a business combination;

•	the last sales price of our common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing after the consummation of our business combination; or

•
we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

James Altucher and Daniel Kelly are our “promoters” as that term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

In March 2010, we issued 468,750 shares of our common stock to the individuals set forth below for an aggregate of $25,000 in cash, for a purchase price of approximately $0.05 per share, as follows:

Name	Number of Shares	Relationship to Us
James Altucher	156,250	Director and executive officer
Daniel Kelly	156,250	Director and executive officer
Thomas J. Clarke	156,250	Director and executive officer

[___], an affiliate of Messrs. [___], has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay [___] [$7,500] per month for these services. Messrs. [___] are the [___] of [___], and, as a result, will benefit from the transaction to the extent of their interest in  [___]. However, this arrangement is solely for our benefit and is not intended to provide Messrs. [___] compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by  [___]is at least as favorable as we could have obtained from an unaffiliated person.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the [$7,500] per-month administrative fee and any reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 468,750 shares of common stock are outstanding, held by three stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our securities.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90 th  day after the date of this prospectus unless [UNDERWRITER] informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if [UNDERWRITER] has allowed separate trading of the common stock and warrants prior to the 90th  day after the date of this prospectus.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stock-holders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by [___], 2012 [24 months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest other than that which was previously released to us to fund working capital requirements, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

As of the consummation of this offering, our amended and restated certificate of incorporation will authorize the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $8.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption,

•	in whole and not in part,

•
at a price of $.01 per warrant at any time while the warrants are exercisable (which will occur only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current),

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $15.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

The warrants will be issued in registered form under a warrant agreement between [WARRANT AGENT], as warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. T he payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is [TRANSFER AGENT].

Quotation on Over the Counter Bulletin Board

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the Over the Counter Bulletin Board under the symbol [__].U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the Over the Counter Bulletin Board under the symbols [___] and [___].WS, respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 2,343,750 shares of common stock outstanding, or [___] shares if the over-allotment option is exercised in full. Of these shares, the 1,875,000 shares sold in this offering, or [___] shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to [_______]. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of the initial shares have been placed in escrow and will not be transferable for a period of one year following our consummation of a business combination and will be released prior to that date only upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities.

Rule 144

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•
1% of the total number of shares of our common stock then outstanding, which will equal 234,375 shares of our common stock immediately after this offering [or [___] shares of our common stock if the underwriters’ over- allotment is exercised in full]; or

•	the average weekly trading volume of the shares of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell the initial shares and sponsor warrants pursuant to Rule 144 without registration one year after we have completed our initial business transaction.

Registration Rights

Our sponsor and its permitted transferees will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of this prospectus. Our sponsor will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares commencing one year after the consummation of our initial business transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

We are currently searching for an underwriter who will purchase our units from us on a firm-commitment basis.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Gersten Savage LLP, New York, New York.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by MaloneBailey, LLP, independent registered public accounting firm, as of March 31, 2010 and for the period from inception through March 31, 2010 as set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements are included in reliance upon their report given upon the authority of MaloneBailey, LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

FORMULA ACQUISITION CORP.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
Formula Acquisition Corp.
(a Development Stage Company)
New York, NY

We have audited the accompanying balance sheet of Formula Acquisition Corp. (a development stage company) as of March 31, 2010 and the related statements of expenses, stockholders' equity, and cash flows for the period from inception (March 23, 2010) through March 31, 2010. These financial statements are the responsibility of Formula Acquisition Corp. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Formula Acquisition Corp as of March 31, 2010 and the results of its operations and its cash flows for the period from inception through March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Formula Acquisition Corp. will continue as a going concern. As discussed in Note 2 to the financial statements, Formula Acquisition Corp. has a net loss, and no cash which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP
www.malonebailey.com
Houston, TX
May 3, 2010

FORMULA ACQUISITION CORP.
(a development stage company)
BALANCE SHEET

March 31,
2010

ASSETS

Deferred offering costs	$25,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$-

Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; 0 shares issued and outstanding	-
Common stock, $.0001 par value, 100,000,000 shares authorized;468,750 shares issued and outstanding	47
Additional paid in capital	27,953
Deficit accumulated during the development stage	(3,000)

Total stockholders’ equity	25,000

Total liabilities and stockholders’ equity	$25,000

See accompanying notes to financial statements.

FORMULA ACQUISITION CORP.
STATEMENT OF EXPENSES
(a development stage company)
From inception of March 23, 2010 to March 31, 2010

.1

.2

Operating expenses
General & administrative costs	$3,000

Net loss	$(3,000)

Basic and diluted net loss per common share	$(0.01)

Weighted Average Number Of Common Shares Outstanding	468,750

See accompanying notes to financial statements.

FORMULA ACQUISITION CORP.
STATEMENT OF STOCKHOLERS’ EQUITY
(a development stage company)
From inception of March 23, 2010 to March 31, 2010

	Common Stock		Additional	Deficit accumulated during the
	Shares	Amount	Paid in Capital	development stage	Total

Founders Shares for cash	468,750	$47	$24,953		$25,000

Contributed capital			3,000		3,000

Net Loss				(3,000)	(3,000)

Balance at March 31, 2010	468,750	$47	$27,953	$(3,000)	$25,000

See accompanying notes to financial statements

FORMULA ACQUISITION CORP.
STATEMENT OF CASH FLOWS
(a development stage company)
From inception of March 23, 2010 to March 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(3,000)
Changes in operating assets:

Net cash used in operating activities	(3,000)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from sale of stock	25,000
Deferred offering costs	(25,000)
Capital contribution	3,000
Net cash provided by financing activities	3,000

Increase in Cash	-

Cash, Beginning of Period	-

Cash, End of Period	$-

Supplemental Disclosure of Cash Flow Information:

Interest paid	$-
Income taxes paid	-

See accompanying notes to financial statements.

FORMULA ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
From inception of March 23, 2010 to March 31, 2010

NOTE 1 – DESCRIPTION OF BUSINESS & SIGNIFICANT ACCOUNTING POLICIES

Description of Business
Formula Acquisition Corp ("we", "us" or the "Company") is a Delaware Corporation and was incorporated on March 23, 2010 for the purpose of acquiring an operating business or merging with an operating business.

Development stage company

As of March 31, 2010, the Company had not yet commenced operations.  All activity through March 31, 2010 relates to the Company’s formation and proposed public offering.  The Company has selected December 31 as its fiscal year end.  The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering.  There is no assurance that the Company will be able to successfully effect a business combination.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ significantly from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Loss per Share
Basic and diluted net loss per share calculations are presented in accordance with Accounting Standards Codification 260 and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the absence of common stock equivalents.

Income Taxes
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Fair Value of Financial Instruments
The Company’s financial instruments consist mainly of cash and cash equivalents, accrued expenses and notes payable. The carrying amounts of the Company’s cash and cash equivalents, accrued expenses and notes payable approximate fair value due to the short-term nature of these instruments.

Accounting Pronouncements
The Company does not believe the adoption of recently issued accounting pronouncements will have an impact on The Company’s financial position, results of operations or cash flows.

NOTE 2 – GOING CONCERN

The Company has incurred a net loss and has no cash. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

NOTE 3 – STOCKHOLDERS’ EQUITY

During the period from inception through March 31, 2010, the President, COO, and CFO, contributed capital in the amount of $3,000 to pay current audit fees and purchased stock for $25,000.  These related individuals received an aggregate of 468,750 shares of common stock for their cash investment.

The $25,000 was then paid to a law firm who is handling the proposed future offering of the company.

NOTE 4 – INCOME TAX

The Company incurred losses since its inception and, therefore, is not subject to federal income taxes. As of March 31, 2010, the Company had net operating loss of $450 which expires in 2030. The net deferred tax asset generated by the loss carry-forward has been fully reserved.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated all events subsequent to March 31, 2010 through the date of filing and concluded that there are no significant or material transactions to be reported.

Until [____________, 2010], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$15,000,000

Formula Acquisition Corp.

1,875,000 Units

PROSPECTUS

________________________, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$	[_____]	(1)
SEC Registration Fee		2,139.00
FINRA filing fee		[_____]
Accounting fees and expenses		[_____]
Printing and engraving expenses		[_____]
Directors & Officers liability insurance premiums		[_____]	(2)
Legal fees and expenses		125,000.00
Miscellaneous		[_____]	(3)
Total	$	[_____]

1)
In addition to the initial acceptance fee that is charged by [TRANSFER AGENT], as trustee, the registrant will be required to pay to [TRANSFER AGENT] annual fees of $[_____] for acting as trustee, $[_____] for acting as transfer agent of the registrant’s common stock, $[_____]for acting as warrant agent for the registrant’s warrants and $[_____]for acting as escrow agent.

2)
This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

In addition, in the event that we enter into an Underwriting Agreement we expect that such agreement will contain provisions stating we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act, each of whom is accredited under Rule 501 of the Securities Act:

Stockholders	Number of Shares
James Altucher	156,250
Daniel Kelly	156,250
Thomas J. Clarke	156,250

Such shares were issued on March 23, 2010 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.05 per share.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)           The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1(i)	Certificate of Incorporation
3.1 (ii)	Form of Amended and Restated Certificate of Incorporation
3.2	By-laws
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between [TRANSFER AGENT] and the Registrant*
5.1	Opinion of Gersten Savage LLP
10.1	Form of Subscription Agreement between the Registrant and each of the Initial Stockholders
10.__	Form of Investment Management Trust Agreement between [TRANSFER AGENT] and the Registrant*
10.__	Form of Stock Escrow Agreement between the Registrant, [TRANSFER AGENT] and the Initial Stockholders*
10.__	Form of Warrant Escrow Agreement between the Registrant, [TRANSFER AGENT] and the Warrant Purchasers*
10.__	Form of Registration Rights Agreement among the Registrant, the Initial Stockholders and [UNDERWRITER]*
23.1	Consent of MaloneBailey, LLP
23.2	Consent of Gersten Savage LLP (included in Exhibit 5.1)

*To be filed by amendment.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of May, 2010.

FORMULA ACQUISITION CORP.

By:	/s/ Thomas J. Clarke, Jr.
Thomas J. Clarke, Jr.
Chairman, Chief Executive Officer, President and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Thomas J. Clarke, Jr.	Chairman, Chief Executive Officer, President and Director	May 3, 2010
Thomas J. Clarke, Jr.	(Principal Executive Officer)

/s/ James Altucher	Chief Operating Officer and Director	May 3, 2010
James Altucher

/s/ Daniel Kelly	Chief Financial Officer and Director	May 3, 2010
Daniel Kelly	(Principal Financial Officer)